Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-114651) on Form S-8 of TMSF Holdings, Inc. of our report dated May 1, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of TMSF Holdings, Inc. for the year ended December 31, 2006.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 1, 2007